                                                                    Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Forest Oil Corporation of our report dated February 12, 1998 relating to the statement of oil and gas revenue and direct operating and production expenses of Forest Oil Corporation's interest in certain oil and gas producing properties for the year ended December 31, 1997, which report appears on Form 8-K/A of Forest Oil Corporation dated February 3, 1998.



                                        ARTHUR ANDERSEN LLP




New Orleans, Louisiana
August 17, 1999